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                                                                    EXHIBIT 23.3

                  [LETTERHEAD OF TURNER, BURKETT & RING, P.A.]

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 5, 1995, with respect to the financial statements of Red River Marine, Inc. and its subsidiary included in the Registration Statement (Form S-1) and related Prospectus of Travis Boats & Motors, Inc. for the registration of 1,750,000 shares of its common stock.

/s/ Turner, Burkett & Ring, P.A.

Searcy, Arkansas

June 15, 1996